Exhibit 23.1

JOHN KINROSS-KENNEDY
CERTIFIED PUBLIC ACCOUNTANT
17848 Skypark Circle, Suite C
IRVINE, CALIFONIA, U.S.A.  92614-6401
(949) 955-2522.   Fax (949)724-3817
jkinross@zamucen.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the amended registration statement on Form S-1 of Kid’s Book Writer Inc., of my auditors report dated July 25, 2009, and the related financial statements of Kid’s Book Writer Inc., for the year ended April 30, 2009 and the period ended April 30, 2008.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the amended registration statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
August 31, 2009